UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2019
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Endo International plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Operating Officer Employment Agreement
Endo Health Solutions Inc. (“EHSI”), an indirect, wholly-owned subsidiary of Endo International plc (the “Company”) entered into a new executive employment agreement with Mr. Terrance J. Coughlin, the Company's Executive Vice President and Chief Operating Officer, dated as of December 9, 2019 (the “Coughlin Employment Agreement”) following the expiration of Mr. Coughlin's prior employment agreement with EHSI on December 9, 2019, in accordance with its terms. The Coughlin Employment Agreement has a term of three years ending on December 9, 2022, unless earlier terminated. Under the Coughlin Employment Agreement, Mr. Coughlin is entitled to an annual base salary of $641,000 and he is eligible to receive a target annual cash bonus of 70% of his base salary.
During the term of the Coughlin Employment Agreement, Mr. Coughlin is also eligible to receive long-term incentive compensation, which may be subject to the achievement of certain performance targets set by the Compensation Committee of Endo’s Board of Directors (the “Compensation Committee”). Beginning with grants made in 2020, Mr. Coughlin is eligible to receive long-term incentive compensation awards with a targeted grant date fair market value (as determined in the sole discretion of the Compensation Committee) equal to 350% of his base salary. Notwithstanding the foregoing, to the extent the shares available under the Company’s shareholder approved incentive plans are insufficient to make such grant (after taking into account the totality of grants to be made by the Company in a given year), in the Compensation Committee’s sole discretion, all or a portion of the long-term incentive compensation may be issued in the form of a cash-based award on terms determined by the Compensation Committee. Mr. Coughlin is also entitled to receive benefits on the same basis as other senior executives.
The Coughlin Employment Agreement also provides that in the event of a termination of Mr. Coughlin’s employment by the Company without Cause or by Mr. Coughlin for Good Reason (as these terms are defined in the Coughlin Employment Agreement), Mr. Coughlin will be entitled to the following benefits, subject to his execution of a release of claims: a prorated bonus for year of termination (based on actual performance results), severance in an amount equal to two times the sum of his base salary and target bonus, and continuation of medical and life insurance benefits for twenty-four (24) months following termination. Mr. Coughlin may elect to reduce his severance payments to the extent these payments would constitute “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code. Payments upon termination due to death or disability include a prorated bonus for the year of termination (based on actual performance results), continuation of medical and life insurance benefits for Mr. Coughlin and/or his dependents for twenty-four (24) months following such termination and, in the event of disability, twenty-four (24) months of salary continuation offset by disability benefits. If, within ninety (90) days following the expiration of the Coughlin Employment Agreement, Mr. Coughlin’s employment is terminated by the Company under circumstances that would not have constituted Cause or by Mr. Coughlin under circumstances that would have constituted Good Reason, he will receive a prorated bonus for the year of termination (based on actual performance results), and the termination will be treated as a termination without Cause or for Good Reason for purposes of any performance-based long-term incentive awards held by Mr. Coughlin as of the date of such termination of employment.
The Coughlin Employment Agreement also contains an eighteen month non-solicitation covenant, an eighteen month non-competition covenant, a non-disparagement covenant and a covenant providing for cooperation by Mr. Coughlin in connection with any investigations and/or litigation.
The foregoing description of the Coughlin Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Coughlin Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Chief Executive Officer Succession Planning and Transition Compensation Agreement
On December 12, 2019, in connection with the Company’s previously announced succession plan, the Compensation Committee approved a Letter Agreement (the “Letter Agreement”) for Mr. Paul Campanelli, the Company’s Chairman, Chief Executive Officer and President, which was signed by Mr. Campanelli on December 12, 2019. The Letter Agreement governs the terms and conditions of Mr. Campanelli’s compensation during the succession planning period until a successor Chief Executive Officer is appointed, and subsequently as an employee in the role of strategic advisor to the Company supporting the transition period until Mr. Campanelli’s retirement as an employee on December 31, 2020.

The Letter Agreement provides that Mr. Campanelli will continue to receive his current base salary through December 31, 2020, as set forth in Mr. Campanelli’s Employment Agreement dated April 24, 2019 (the “Campanelli Employment Agreement”), and will be eligible to receive an annual cash bonus for 2020, subject to achievement of certain performance targets. Mr. Campanelli’s eligibility to receive his base salary and annual cash bonus for 2020 will be subject to his continued employment through December 31, 2020; provided that he will remain eligible to receive such payments, as applicable, if his employment is terminated by the Company without Cause or if Mr. Campanelli resigns for Good Reason (each as defined in the Campanelli Employment Agreement and which do not include the appointment of a successor Chief Executive Officer). It is also anticipated that Mr. Campanelli will receive long-term incentive compensation (which may be comprised of equity- and/or cash-based awards) in 2020 for 2019 performance.
In addition, Mr. Campanelli will be eligible to receive an aggregate amount of $3,500,000 in consideration for his agreement to continue to serve as the Company’s Chief Executive Officer and President until a successor is appointed, his service as Chairman of the Board of Directors (in lieu of any other compensation for such service), and his assistance in supporting an orderly succession planning and transition process through the end of 2020. Subject to Mr. Campanelli’s continued employment through the applicable vesting date, $1,500,000 of such amount will vest on December 15, 2019 and $1,000,000 of such amount will vest on each of June 15, 2020 and December 15, 2020, and in each case will be payable within fourteen calendar days of the applicable vesting date. Vesting will be accelerated if Mr. Campanelli’s employment is terminated by the Company without Cause or if Mr. Campanelli resigns for Good Reason (each as defined in the Campanelli Employment Agreement and which do not include the appointment of a successor Chief Executive Officer). Any unearned amounts will be forfeited if Mr. Campanelli is terminated for Cause or if he resigns prior to a scheduled vesting date.
The foregoing description of the Letter Agreement and references to the Campanelli Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement, a copy of which is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the Campanelli Employment Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed by the Company on April 26, 2019 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Terrance J. Coughlin, dated December 9, 2019
10.2	Succession Planning and Transition Compensation Agreement between Endo and Paul V. Campanelli, dated December 12, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: December 12, 2019